Exhibit 99.2

Joint Press Release

LAKELAND BANCORP TO ACQUIRE PASCACK BANCORP

Oak Ridge, NJ and Waldwick, NJ—August 4, 2015. The Boards of Directors of Lakeland Bancorp, Inc. (NASDAQ: LBAI) (“Lakeland Bancorp”), the parent company of Lakeland Bank, and Pascack Bancorp, Inc. (OTCQX: PSBR) (“Pascack Bancorp”), the parent company of Pascack Community Bank, announced today that the companies have entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Pascack Bancorp will be merged with and into Lakeland Bancorp, with Lakeland Bancorp as the surviving bank holding company, and Pascack Community Bank will merge with and into Lakeland Bank, with Lakeland Bank as the surviving bank. The Merger Agreement provides that shareholders of Pascack Bancorp will receive, at their election, for each outstanding share of Pascack Bancorp common stock that they own at the effective time of the merger or would own upon conversion of preferred stock immediately prior to such effective time, either 0.9576 shares of Lakeland Bancorp common stock or $11.35 in cash, subject to proration as described in the Merger Agreement so that 90% of the aggregate merger consideration will be shares of Lakeland Bancorp common stock and 10% will be cash.

Lakeland Bancorp expects to issue an aggregate of approximately 3.3 million shares of its common stock in the merger, and will cash out outstanding Pascack Bancorp options. The transaction is valued at approximately $43.8 million on a fully diluted basis, or $11.35 per share, which represents a 53.4% premium over the closing sale price per share of Pascack Bancorp common stock on July 30, 2015. The transaction is expected to be approximately 4.5% accretive to Lakeland Bancorp’s earnings per share in 2016 and approximately 2.7% dilutive to tangible book value with an estimated earn back in approximately 3.5 years.

Thomas J. Shara, Lakeland Bancorp’s President and Chief Executive Officer, remarked: “We are delighted to be combining with Pascack, and expanding Lakeland’s presence in Bergen and Essex counties. Both banks share a focus on community banking and providing the highest level of service to our customers. We look forward to working with the Pascack team in delivering to all of our customers and shareholders the benefits that we expect from this transaction.”

Jon F. Hanson, Pascack Bancorp’s Chairman, stated: “We are very excited to be partnering with such a strong, well managed organization as Lakeland. Together, our franchises create a great presence in one of the most attractive banking markets in the country.”

Nancy E. Graves, Pascack Bancorp’s President and Chief Executive Officer, added: “In addition to sharing a commitment to providing first class customer service, we each bring complimentary products and services to the combined company that we believe will be well received by our customers, and ultimately benefit our shareholders.”

Lakeland Bank has 48 New Jersey branch offices in Bergen, Essex, Morris, Passaic, Somerset, Sussex, Union and Warren counties, five New Jersey regional commercial lending centers in Bernardsville, Montville, Newton, Teaneck and Wyckoff and two commercial loan production offices serving Middlesex and Monmouth counties in New Jersey and the Hudson Valley region of New York. Lakeland Bank offers an extensive array of consumer and commercial products and services, including online and mobile banking, localized commercial lending teams, and 24-hour or less turnaround time on consumer loan applications. As of June 30, 2015, Lakeland Bancorp had consolidated total assets, total loans, total deposits and total stockholders’ equity of $3.70 billion, $2.76 billion, $2.84 billion and $390.9 million, respectively.

Pascack, a state-chartered commercial bank that focuses on serving consumers and small-to-medium-size businesses in Bergen and northern Essex counties, has offices in Waldwick, Westwood, Hillsdale, Rochelle Park, Lodi and Nutley, as well as in Hackensack, where it has two branches. As of June 30, 2015, Pascack Bancorp had consolidated total assets, total loans, total deposits and total stockholders’ equity of $402.7 million, $334.0 million, $304.8 million and $33.3 million, respectively.

The Boards of Directors of both companies have unanimously approved the mergers. Closing is subject to receipt of approvals from regulators, approval of the holding company merger by Pascack Bancorp’s shareholders and other customary conditions. No approval is required from Lakeland Bancorp’s shareholders. The closing is expected to occur in the fourth quarter of 2015.

Pascack Bancorp’s directors, owning in the aggregate approximately 40% of Pascack Bancorp’s outstanding shares on July 30, 2015, have signed voting agreements pursuant to which they have agreed to vote their shares in favor of the holding company merger.

Keefe, Bruyette & Woods is acting as financial advisor to Lakeland Bancorp. Sandler O’Neill & Partners, L.P. and FinPro Capital Advisors, Inc. are acting as financial advisor to Pascack Bancorp. Lowenstein Sandler LLP is acting as Lakeland Bancorp’s legal advisor. Windels Marx Lane & Mittendorf, LLP is acting as Pascack Bancorp’s legal advisor.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed mergers, Lakeland Bancorp intends to file a registration statement that will include a proxy statement to be distributed to Pascack Bancorp’s shareholders as a prospectus, with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the registration statement (when available) and other documents filed by Lakeland Bancorp with the Commission at the Commission’s web site at www.sec.gov. These documents may be accessed and downloaded for free at Lakeland Bancorp’s website at www.lakelandbank.com or by directing a request to Investor Relations, Lakeland Bancorp, Inc., 250 Oak Ridge Road, Oak Ridge, NJ 07438 (973-697-2000). Requests for the Proxy Statement/Prospectus may also be made to Investor Relations, Pascack Bancorp, Inc., 64 Crescent Avenue, Waldwick New Jersey 07463 (201-345-9348).

Participants in the Solicitation

This communication is not a solicitation of a proxy from any security holder of Lakeland Bancorp or Pascack Bancorp. However, Lakeland Bancorp, Pascack Bancorp and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Lakeland Bancorp’s and Pascack Bancorp’s shareholders in respect of the proposed transaction. Information regarding the directors and executive officers of Lakeland Bancorp may be found in its definitive proxy statement relating to its 2015 Annual Meeting of Shareholders, which was filed with the Commission on April 10, 2015, and can be obtained free of charge from Lakeland Bancorp’s website. Information regarding the directors and executive officers of Pascack Bancorp may be found in its definitive proxy statement relating to its 2015 Annual Meeting of Shareholders, and can be obtained free of charge from Pascack Bancorp’s website. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interest, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the Commission when they become available.

Forward Looking Statements

This communication contains forward-looking statements with respect to the proposed mergers and the timing of consummation of the mergers that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates”, “projects”, “intends”, “estimates”, “expects”, “believes”, “plans”, “may”, “will”, “should”, “could” and other similar expressions are intended to identify such forward looking statements. Statements concerning the transaction being accretive to Lakeland Bancorp’s earnings and dilutive to tangible book value with an estimated earn back in 3.5 years are also forward looking statements. These forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. The following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: failure to obtain Pascack Bancorp shareholder or regulatory approval for the merger of Pascack Bancorp into Lakeland Bancorp, and the merger of Pascack Community Bank into Lakeland Bank; failure to realize anticipated efficiencies and synergies if the mergers are consummated; material adverse changes in Lakeland Bancorp’s or Pascack Bancorp’s operations or earnings; decline in the economy in Lakeland Bancorp’s and Pascack Bancorp’s primary market areas; as well as the risk factors set forth in the periodic reports filed by Lakeland Bancorp with the Commission. Neither Lakeland Bancorp nor Pascack Bancorp assumes any obligation for updating any such forward-looking statements at any time.

Contact:

Lakeland Bancorp, Inc.:

Thomas J. Shara

President & CEO

Joseph F. Hurley

EVP & CFO

973-697-2000

Pascack Bancorp, Inc.:

Nancy E. Graves

President & CEO

201-345-9348